Exhibit 10.5

FIFTH AMENDMENT TO MASTER CREDIT AGREEMENT AND AMENDMENTS TO OTHER CREDIT DOCUMENTS

This Fifth Amendment to Master Credit Agreement and Amendments to other Credit Documents (this “Amendment”) dated as of March 15, 2024 (the “Effective Date”) by and among PKS HOLDINGS, LLC, a New York limited liability company (“PKS”), WENTWORTH MANAGEMENT SERVICES LLC, a Delaware limited liability company (“WMS”), PKS ADVISORY SERVICES, LLC, a New York limited liability company (“PKSA”), WENTWORTH RISK MANAGEMENT LLC, a Delaware limited liability company (“WRM”), WENTWORTH FINANCIAL PARTNERS LLC, a Delaware limited liability company (“WFP”), PKS FINANCIAL SERVICES, INC., a New York corporation (“PKSF”; and collectively with PKS, WMS, PKSA, WRM and WFP, the “Borrower”), and OAK STREET FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, “Oak Street”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms and conditions of that certain Master Credit Agreement between the Borrower and Oak Street dated as of April 2, 2020 (as amended by the First Amendment to Master Credit Agreement dated as of June 19, 2020, the Second Amendment to Master Credit Agreement dated as of March 19, 2021, the Third Amendment to Master Credit Agreement dated as of May 28, 2021, the Fourth Amendment to Master Credit Agreement dated as of October 17, 2022, and as further amended, restated, amended and restated, extended, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) and the other Credit Documents, Oak Street made certain Loans to the Borrower;

WHEREAS, capitalized terms used in this Amendment shall have the meanings given them in the Credit Agreement, except as otherwise provided herein;

WHEREAS, upon the consummation of the Restructure, (i) Holdings will become a publicly traded company with securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, (ii) each of MHC and Craig M. Gould will own Ownership Interests in Holdings, (iii) Holdings will own all of the Ownership Interests in KWAC, and (iv) KWAC will own all of the Ownership Interests in WMS;

WHEREAS, the Borrower has requested that Oak Street: (i) consent to the (a) Restructure, (b) Debt Repayment and Restructure Transactions and (c) Dissolutions, (ii) recognize each of Holdings, MHC and KWAC as a “Guarantor” under the terms of the Credit Agreement and related Credit Documents, (iii) amend and restate the existing Limited Continuing Guarantees executed by Craig M. Gould and Alexander C. Markowits to be unlimited Amended and Restated Continuing Guaranties, and (iv) make certain other amendments to the Credit Agreement and the other Credit Documents, all as more specifically set forth herein and in the other Amendment Documents (collectively, the “Borrower Requests”); and

WHEREAS, Oak Street is willing to consent to the Borrower Requests and so amend the Credit Agreement and the other Credit Documents, as applicable, to reflect the above, all on the terms, and subject to the conditions, of this Amendment and the other Amendment Documents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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I. GENERAL PROVISIONS

1.  Representations and Warranties. In order to induce Oak Street to enter into this Amendment, the Borrower hereby represents and warrants to Oak Street that as of the date hereof:

(a)   each of the foregoing recitals is true and correct;

(b)   all of the representations and warranties of the Borrower in the Credit Agreement and the balance of the Credit Documents are true and correct in all material respects on and as of the date hereof (except to the extent that any such representation or warranty is expressly stated to have been made as of an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date) except with respect to WRM, which is currently not in good standing;

(c)   the Credit Agreement and the balance of the Credit Documents are in full force and effect and the Borrower has no offsets, defenses, claims, causes of action or counterclaims with respect thereto or otherwise against Oak Street relating to any of the Credit Documents or the transactions contemplated thereby or hereby;

(d)   except as may otherwise be expressly referenced herein, immediately prior to and after giving effect to the amendments set forth herein, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the Credit Documents; and

(e)   WCM, WMA, WTS, WV and MAI are non-operating, dormant entities and have no assets.

2.  Consent to Restructure; Consent to Payoff of Certain Debt and Restructure of Seller Notes; Consent to Dissolutions.

2.1  Consent to Restructure.

(a)    Borrower has requested that Oak Street consent to the Restructure. As used herein “Restructure” means the following series of events, which will be consummated on the Effective Date, pursuant to which Holdings will become a publicly traded company with securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended,: (i) the merger of WMS with Wentworth Merger Sub LLC, with WMS as the surviving entity, (ii) the redemption by WMS of certain Ownership Interests of WMS, (iii) the transfer of the non-redeemed Ownership Interests in WMS by the owners thereof to Holdings, and (iv) the contribution by Holdings of all of the Ownership Interests in WMS to KWAC, with the end result being that WMS is a wholly-owned subsidiary of KWAC. Subject to the terms, and on the conditions, of this Amendment, Oak Street hereby consents, without representation, warranty or recourse, to the Restructure.

(b)   Concurrently with the consummation of the Restructure, and solely upon the satisfaction of all of the terms and conditions set forth in this Amendment in Oak Street’s sole discretion, Oak Street’s liens and security interests solely on the Collateral, as defined in the Collateral Assignment of Membership Interest dated April 2, 2020 by and among MHC, Wentworth Funding, LLC, PPD Group, LLC, TKM Funding LLC, Embry Holdings, LLC and Oak Street, shall automatically be deemed released. Oak Street will file and record any applicable UCC financing statement terminations to evidence such release at Borrower’s expense. The release provided in this Section I(2.1)(b), either alone or together with other releases or consents which Oak Street may give from time to time, shall not, by course of dealing, implication or otherwise, (i) obligate Oak Street to release any other assets or Collateral or consent to any other transfer or disposition of any Collateral or other Ownership Interests, past, present or future, other than as specifically consented to by (and subject to the terms and conditions of) this Amendment, (ii) constitute or be deemed to be a modification or amendment of the Credit Agreement or any of the other Credit Documents except as expressly set forth herein; or (iii) reduce, restrict or in any way affect the discretion of Oak Street in considering any future request by any Entity Obligor. Notwithstanding anything in the Credit Documents, and for the avoidance of doubt, Borrower shall not be required to prepay the Loans with the proceeds received by an Entity Obligor upon the consummation of the Restructure.

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2.2       Consent to Payoff of Certain Debt and Restructure of Seller Notes. As of the Effective Date, (a) WMS is indebted to Craig M. Gould in the amount of $119,300 pursuant to a Promissory Note dated May 31, 2022 in the original principal amount of $100,000 (the “Gould Debt”), (b) WMS is indebted to MHC in the amount of $1,129,025 pursuant to the Cash Advance Agreement dated February 2021 in the original principal amount of $1,200,000 (“MHC Debt”), (c) WMS is indebted to Wentworth Funding LLC in the amount of $3,459,277.44 pursuant to the Cash Advance Agreement dated May 24, 2021 in the original principal amount of $2,480,200 (the “Wentworth Funding Debt”), and (d) WMS is indebted to the Subordinated Lenders in the aggregate amount of $ $11,075,370.24 pursuant to multiple promissory notes (including the Seller Notes, as defined prior to giving effect to this Amendment) (collectively, the “Seller Debt”). On the Effective Date, (i) WMS will repay all of the Gould Debt in cash; (ii) MHC will forgive $375,000 of the MHC Debt and receive Ownership Interests in Holdings in exchange for the remaining MHC Debt, (iii) WMS will repay a portion of the Wentworth Funding Debt in an aggregate amount of $700,000 and receive Ownership Interests in Holdings in exchange for the remaining Wentworth Funding Debt, (iv) Borrower will prepay in full in cash the Seller Note payable to Embry Holdings, LLC, and (v) (A) Borrower will pay an aggregate amount of $2,000,000 in cash to the Subordinated Lenders (which will be divided among them pro-rata), (B) the Subordinated Lenders will forgive the accrued and unpaid interest on the Seller Debt, and (C) WMS will issue new Subordinated Promissory Notes to the Subordinated Lenders in the aggregate principal amount of $5,312,742.99 (the “A/R Seller Notes”, which A/R Seller Notes will amend and restate all other existing Subordinated Promissory Notes made by WMS in favor of Subordinated Lenders and will represent all indebtedness owing by WMS to the Subordinated Lenders as of the Effective Date) (all of the transactions in the foregoing clauses (i) through (v) being, collectively, the “Debt Repayment and Restructure Transactions”). Subject to the terms, and on the conditions, of this Amendment, Oak Street hereby consents, without representation, warranty or recourse, to the Debt Repayment and Restructure Transactions. In addition, all debt that is forgiven or cancelled in favor of WMS in connection with the Debt Repayment and Restructure Transactions shall be excluded from the determination of Net Income to the extent such forgiveness or cancellation of debt would constitute Net Income.

2.3       Consent to Dissolutions. Borrower has requested that Oak Street consent to the statutory dissolution of WCM, WMA, WTS, and WV (collectively, the “Dissolutions”). Subject to the terms, and on the conditions, of this Amendment, including that the Dissolutions be consummated no later than March 31, 2024 (or such later date as approved by Oak Street in its reasonable discretion) and that evidence of such Dissolutions also be provided to Oak Street thereby, Oak Street hereby consents, without representation, warranty or recourse, to the Dissolutions. Upon the consummation of each applicable Dissolution pursuant to terms and on the conditions set forth in this Amendment, WCM, WMA, WTS, and WV, as applicable, shall automatically cease to be a “Borrower”, “Pledgor” or “Guarantor”, as applicable, under the Credit Agreement and any other Credit Document.

2.4       Limitation on Consents. The consents provided in this Section I(2), either alone or together with other consents which Oak Street may give from time to time, shall not, by course of dealing, implication or otherwise, (a) obligate Oak Street to consent to any other event, transaction, transfer of Ownership Interests, prepayment or restructure of debt, dissolution of an Entity Obligor, or occurrence of any kind, in each case past, present or future, other than the Restructure, Debt Repayment and Restructure Transactions, and Dissolutions specifically consented to by, and subject to the terms of, this Amendment, (b) except as expressly set forth herein or in the other Amendment Documents, constitute or be deemed to be a modification or amendment of the Credit Agreement or any of the other Credit Documents, or (c) reduce, restrict or in any way affect the discretion of Oak Street in considering any future consent requested by any Entity Obligor.

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3.   Joinder of Guarantors.

(a)   The Borrower hereby acknowledges and agrees that, as a condition to the consents and release provided in Section I(2) above, immediately upon the consummation of the Restructure, each of Kingswood Acquisition Corp., a Delaware corporation (“KWAC”), Binah Capital Group, Inc., a Delaware corporation (“Holdings”), and MHC Securities, LLC, a Delaware limited liability company (“MHC”, and together with KWAC and Holdings, the “Joining Guarantors”) will (i) become a “Guarantor” under the Credit Agreement and the other Credit Documents, as applicable; (ii) execute and deliver to Oak Street such Credit Documents as Oak Street may require, including a Continuing Guarantee, a Collateral Assignment of Membership Interest, Stock Pledge Agreement, and any other Credit Documents; and (iii) have all the rights, liabilities and obligations, as a joint and several obligor, of a “Guarantor” under the Credit Documents.

(b)   Oak Street hereby confirms that, upon the consummation of this Amendment (subject to the satisfaction of all conditions precedent set forth in this Amendment and other Amendment Documents): (i) each Joining Guarantor shall be a “Guarantor” under the Credit Agreement and the other applicable Credit Documents, and (ii) all of the rights, liabilities and obligations of a “Guarantor” under the Credit Agreement and the other applicable Credit Documents shall inure to and bind each Joining Guarantor, as a joint and several obligor.

4.   Waiver of Existing Defaults.

Events of Default have occurred and continue to exist (a) under Section 8(a)(iii) of the Credit Agreement as a result of the dissolution of MAI in violation of Section 6(d) of the Credit Agreement and (b) under the Credit Agreement for failure to reimburse the CCA as required pursuant to the terms of that certain CCA Advance Exception Amendment dated 8/31/2021 (the foregoing Events of Default being, collectively, the “Existing Defaults”). Borrower has requested that Oak Street waive the Existing Defaults, and Oak Street hereby waives the Existing Defaults subject to (i) the satisfaction of all of the terms and conditions of this Amendment and (ii) solely with respect to the event and solely for the time period, in each case, expressly described above. The waiver provided in this Section I(4)(c), either alone or together with other waivers which Oak Street may give from time to time, shall not, by course of dealing, course of performance, implication or otherwise, (A) obligate Oak Street to waive any defaults or Events of Default, whether past, present, or future, other than solely the Existing Defaults, subject to all of the terms and conditions of this Amendment, solely for the specific events and time periods indicated herein, (B) constitute or be deemed to be a modification or amendment of the Credit Agreement or any of the other Credit Documents, or (C) reduce, restrict or in any way affect the discretion of Oak Street in considering any future waiver requested by any Entity Obligor or any other Person.

II. AMENDMENTS TO CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS

1.   Subject to the satisfaction of the Conditions Precedent set forth in Article III below as determined by Oak Street in its sole discretion, Oak Street consents to the Borrower Requests and the Credit Agreement shall be amended as follows:

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a.	Section 1(i) is hereby amended to state as follows:

“Broker-Dealer” means a “registered broker or dealer” under the Securities Exchange Act or under any similar foreign law or regulatory regime established for the registration of brokers and/or dealers of securities, and includes, but is not limited to Purshe Kaplan Sterling Investments, Inc., Cabot Lodge Securities LLC, World Equity Group, Incorporated and MSI.

b.	Section 1(r) is hereby amended to state as follows:

“Collateral” means the CCA, the Deposit Accounts, the Life Insurance Collateral, the Insurance Commissions Collateral, all Collateral as defined in the Control Agreements, Security Agreements, and the Collateral Assignments of Membership Interest, and all of the Pledged Collateral.

c.	Section 1(u) is hereby amended to state as follows:

“Credit Documents” means this Agreement, the Notes, the Security Agreement, the Control Agreements, the Guarantees, the Limited Guarantees, the Fraud Guarantees, the Subordination Agreements, the Stock Pledge Agreements, the Collateral Assignments of Membership Interests, the Securities Control Agreement, and all other documents, instruments or agreements delivered by Borrower or any other party in connection with the Loans, as such documents may be amended, modified or replaced from time to time.

d.	Section 1(y) is hereby amended to state as follows:

“Debt Service Coverage Ratio Adjusted” for the applicable test period, means (a) Adjusted EBITDA, plus cash contributions from owners of WMS and its Subsidiaries which are Entity Obligors (post-Effective Date and not to include required capital contributions in acquisition financing but shall include, for the avoidance of doubt, the net cash amount received from the preferred equity raise consummated with the Restructure which is shown as cash on the balance sheet of Borrower), less Distributions, divided by (b) regularly scheduled payments of principal, interest and service fees paid or required to be paid during such period, plus capital lease payments not expensed during such period (if applicable).

e.	Section 1(z) is hereby amended to state as follows:

“Debt Service Coverage Ratio Actual” for the applicable test period, means (a) EBITDA, plus cash contributions from owners of WMS and its Subsidiaries which are Entity Obligors (post-Effective Date and not to include required capital contributions in acquisition financing but shall include, for the avoidance of doubt, the net cash amount received from the preferred equity raise consummated with the Restructure which is shown as cash on the balance sheet of Borrower), less Distributions, divided by (b) regularly scheduled payments of principal, interest and service fees paid or required to be paid during such period, plus capital lease payments not expensed during such period (if applicable).

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f.	Section 1(nn) is hereby amended to state as follows:

“Guarantor” means CLWM, IAA, KWAC, MHC and Holdings.

g.	Section 1(ss) is hereby amended to state as follows:

“Limited Guarantee” means each of, and collectively, the unlimited Amended and Restated Continuing Guarantees, dated as of March 15, 2024, executed and delivered by each Limited Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

h.	Section 1(nnn) is hereby amended to state as follows:

“Seller Notes” means, collectively, those three Promissory Notes made by WMS in favor of each of David M. Purcell, J. Peter Purcell, and Peter J. Sheehan, dated as of March 15, 2024, in the aggregate principal amount of $5,312,742.99, as may be amended, restated, supplemented or otherwise modified from time to time.

i.	Section 1(ooo) is hereby amended to state as follows:

“Security Agreement” means singularly and collectively, (a) the Security Agreements dated as of the date of this Agreement executed and delivered by each Borrower and CLWM to Oak Street and (b) the Security Agreement dated as of June 19, 2020 executed and delivered by IAA to Oak Street, in each case securing the Obligations with respect to this Agreement and the other Credit Documents and as may be amended, restated, supplemented or otherwise modified from time to time.

j.	Section 1(qqq) is hereby amended to state as follows:

“Senior Funded Debt” means all Obligations owed to Oak Street under the Credit Documents as of any date of determination minus the amount of unrestricted cash that is held in a Deposit Account.

k.	The following definitions shall hereby be added to Section 1 of the Credit Agreement in their proper alphabetical order as follows:

(yyy) “Change of Control” means any event or transaction or series of events or transactions, whether as the most recent transaction in a series of transactions or otherwise (or any combination of the foregoing), following which:

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(a)       Following the consummation of the Restructure, MHC and Craig M. Gould cease to (i) collectively be the record and beneficial owners of at least 35.38%, on a fully diluted basis, of the outstanding Ownership Interests of Holdings or (ii) have the power to direct, or cause the direction of, the management and policies of Holdings;

(b)       Following the consummation of the Restructure, Holdings ceases to (i) be the record and beneficial owner of 100%, on a fully diluted basis, of the outstanding Ownership Interests of KWAC or (ii) have the power to direct, or cause the direction of, the management and policies of KWAC; or

(c)       Following the consummation of the Restructure, KWAC ceases to (i) be the record and beneficial owner of 100%, on a fully diluted basis, of the outstanding Ownership Interests of WMS or (ii) have the power to direct, or cause the direction of, the management and policies of WMS; or

(d)       WMS ceases to (i) be the record and beneficial owner of 100%, on a fully diluted basis, of the outstanding Ownership Interests of any one or more of PKS, WRM, IAA, MSI or World Equity Group, Incorporated or (ii) have the power to direct, or cause the direction of, the management and policies of any one or more of PKS, WRM, IAA, MSI or World Equity Group, Incorporated; or

(e)        WRM ceases to (i) be the record and beneficial owner of 100%, on a fully diluted basis, of the outstanding Ownership Interests of PKSF or WFP or (ii) have the power to direct, or cause the direction of, the management and policies of either of PKSF or WFP; or

(f) PKS ceases to (i) be the record and beneficial owner of 100%, on a fully diluted basis, of the outstanding Ownership Interests of any one or more of CLWM, Cabot Lodge Securities LLC, PKSA, or Purshe Kaplan Sterling Investments, Inc. or (ii) have the power to direct, or cause the direction of, the management and policies of any one or more of CLWM, Cabot Lodge Securities LLC, PKSA, or Purshe Kaplan Sterling Investments, Inc.

(zzz) “CLWM” means CL Wealth Management, LLC, a Virginia limited liability company.

(aaaa) “Collateral Assignment of Membership Interest” means each of, and collectively, (a) the Collateral Assignment of Membership Interest dated April 2, 2020 by and between PKS and Oak Street; (b) the Collateral Assignment of Membership Interest dated April 2, 2020 by and between WMS and Oak Street; (c) the Collateral Assignment of Membership Interest dated April 17, 2020 by and between PKS and Oak Street; (d) the Collateral Assignment of Membership Interest dated April 2, 2020 by and between WRM and Oak Street; (e) the Collateral Assignment of Membership Interest dated March 15, 2024 by and between KWAC and Oak Street, and (f) any other collateral assignment of membership interest executed in favor of Oak Street in connection with, or as security for, the Loans, in each case as amended, restated, supplemented or otherwise modified from time to time.

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(bbbb) “Holdings” means Binah Capital Group, Inc., a Delaware corporation.

(cccc) “IAA” means Insurance Audit Agency Inc., a Michigan corporation.

(dddd) “KWAC” means Kingswood Acquisition Corp., a Delaware corporation.

(eeee) “MAI” means Michigan Advisors, Inc., a Michigan corporation.

(ffff) “MHC” means MHC Securities, LLC, a Delaware limited liability company.

(gggg) “MSI” means Michigan Securities Inc., a Michigan corporation, d/b/a Broadstone Securities, Inc.

(hhhh) “Pledged Collateral” means all of the Pledged Shares (as defined in each Stock Pledge Agreement), all of the items set forth in Section 2(a) of each Stock Pledge Agreement, and each and every other asset pledged as collateral pursuant to the Stock Pledge Agreements.

(iiii) “Restructure” has the meaning given in the Fifth Amendment to Master Credit Agreement and Amendments to Other Credit Documents dated as of March 15, 2024 by and among Borrower and Oak Street.

(jjjj) “Securities Control Agreements” means, each of, and collectively, (a) the Control Agreement and Acknowledgment of Pledge and Security Interest executed by MHC and Continental Stock Transfer & Trust Company in favor of Oak Street dated on or about March 15, 2024 and (b) the Control Agreement and Acknowledgment of Pledge and Security Interest executed by Craig M. Gould and Continental Stock Transfer & Trust Company in favor of Oak Street dated on or about March 15, 2024, in each case with respect to the pledge of the Ownership Interests in Holdings.

(kkkk) “Subordinated Lender” means each of, and collectively, David M. Purcell, Peter J. Sheehan and J. Peter Purcell.

(llll) “Subordination Agreements” means, each of, and collectively, the Subordination Agreements, dated as of April 2, 2020, executed and delivered by each Subordinated Lender, as each is amended by the applicable Reaffirmation of Credit Documents by each Subordinated Lender dated as of March 15, 2024, as may be further amended, restated, supplemented or otherwise modified from time to time.

(mmmm) “Stock Pledge Agreements” means each of, and collectively, (a) the Stock Pledge Agreement dated March 19, 2021 by and between WMS and Oak Street; (b) the Stock Pledge Agreement dated June 19, 2020 by and between WMS and Oak Street; (c) the Stock Pledge Agreement dated April 2, 2020 by and between WRM and Oak Street; (d) the Stock Pledge Agreement dated April 2, 2020 by and between PKS and Oak Street; (e) the Stock Pledge Agreement dated March 15, 2024 by and among MHC, Craig M. Gould and Oak Street (the “Binah Stock Pledge Agreement”), and (f) any other stock pledge agreement executed in favor of Oak Street in connection with, or as security for, the Loans, in each case as amended, restated, supplemented or otherwise modified from time to time.

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l.	Section 3(a) is hereby amended to state as follows:

(a)       Collateral. The Obligations and liabilities of every nature now or hereafter existing under or arising out of or in connection with this Agreement and the other Credit Documents, including, without limitation, with respect to the Loans will be secured by a first priority security interest in (i) the assets of each Entity Obligor (other than Holdings, MHC and KWAC) more particularly described in the applicable Security Agreement entered into by such Entity Obligors; (ii) collateral assignments of membership interests and stock pledges, as applicable, in each Entity Obligor; (iii) the Life Insurance Collateral; and (iv) the CCA and Deposit Accounts more particular described in the applicable Control Agreement.

m.	Section 6(a)(ii) is hereby amended to state as follows:

ii.       any conveyance, sale, lease, sublease, assignment, disposition, or other transfer for value between or among the Entity Obligors (but excluding to Holdings, MHC and KWAC).

n.	Section 6(d)(i) is hereby amended to state as follows:

i.                        investments by (A) WMS in any Entity Obligor (excluding Holdings, MHC and KWAC), (B) any Subsidiary that is not an Entity Obligor in any Subsidiary that is not an Entity Obligor, and (C) any Entity Obligor in any other Entity Obligor which is a Subsidiary thereof;

o.	Section 6(e)(iii) is hereby amended to state as follows:

iii.       a transfer of equity interests that would not result in a Change of Control; and

p.	Section 6(j)(iii) is hereby amended to state as follows:

iii.       from any Entity Obligor to any other Entity Obligor (other than to Holdings, MHC and KWAC), provided that (i) it is evidenced by a demand note and pledged (in a form deemed reasonably satisfactory to Oak Street) and delivered to Oak Street pursuant to the Security Agreement as additional Collateral for the Obligations, and (ii) it is subordinated (in a form deemed reasonably satisfactory to Oak Street) in right of payment to the payment in full of the Obligations;

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q.	Section 6(l) is hereby amended to state as follows:

(l)       not make any Distributions in excess of the estimated tax liability of any direct or indirect owner of the Borrower with respect to his/her direct or indirect Ownership Interest.

r.	Section 8(a) is hereby amended by adding two new clauses, xvi and xvii, in their proper numerical orders, such new clauses xvi and xvii to provide as follows:

xvi.       A Change of Control occurs.

xvii. The value (based on the then current stock price published on the New York Stock Exchange or NASDAQ) of the Pledged Interests (as defined in the Binah Stock Pledge Agreement) of MHC and Craig M. Gould, collectively, are less than an amount equal to the product of (A) the then outstanding principal balance of the Loans multiplied by (B) 1.2 at any time.

s.	Schedule E shall be amended in the “Guarantor” and “Broker-Dealer” sections as follows:

Guarantor	Entity type	Jurisdiction
CLWM	limited liability company	Virginia
IAA	corporation	Michigan
KWAC	Corporation	Delaware
Holdings	Corporation	Delaware
MHC	Corporation	Delaware

Broker-Dealer	Entity type	Jurisdiction
Purshe Kaplan Sterling Investments, Inc.	Corporation	Delaware
Cabot Lodge Securities LLC	limited liability company	Delaware
MSI	Corporation	Michigan
World Equity Group, Incorporated	Corporation	Illinois

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t.	Schedule F shall be amended in the “Guarantor” and “Broker-Dealer” sections as follows:

Guarantor	Address	Location Books and Records
CLWM	200 Vesey Street, 24th Fl, New York, NY 10281	200 Vesey Street, 24th Fl, New York, NY 10281
IAA	21415 Civic Center Dr., Suite 200 Southfield, MI 48076	21415 Civic Center Dr., Suite 200 Southfield, MI 48076
KWAC	17 Battery Place, Room 625 New York, NY 10004	17 Battery Place, Room 625 New York, NY 10004
Holdings	17 Battery Place, Room 625 New York, NY 10004	17 Battery Place, Room 625 New York, NY 10004
MHC	515 Plainfield Ave, Suite 200 Edison, NJ 08817	515 Plainfield Ave, Suite 200 Edison, NJ 08817

Broker-Dealer	Address	Location Books and Records
Purshe Kaplan Sterling Investments, Inc.	18 Corporate Woods Blvd, Albany, NY 12211 80 State Street, Albany, NY 12207	18 Corporate Woods Blvd, Albany, NY 12211 80 State Street, Albany, NY 12207
Cabot Lodge Securities LLC	200 Vesey Street, 24th Fl, New York, NY 10281	200 Vesey Street, 24th Fl, New York, NY 10281
MSI	80 State Street, Albany, NY 12207	80 State Street, Albany, NY 12207
World Equity Group, Incorporated	425 N. Martingale Rd. Suite 1220 Schaumburg, IL 60173	425 N. Martingale Rd. Suite 1220 Schaumburg, IL 60173

2.   Subject to the satisfaction of the Conditions Precedent set forth in Article III below as determined by Oak Street in its sole discretion, each of the Notes shall be amended as follows:

a.	Section 2(b) of each Note is hereby amended to state as follows:

Subject to Oak Street’s rights as set forth in the Credit Agreement and this Note, the principal sum outstanding under this Note shall bear interest at the Interest Rate. This Note shall bear interest on the outstanding principal amount hereof at a variable per annum rate (the “Interest Rate”), equal to the sum of (i) the Prime Rate which is in effect on the applicable Payment Due Date, plus (ii) the Applicable Margin in effect as of such Payment Due Date, as increased on each Applicable Margin Adjustment Date; provided that, in no event will the Interest Rate be less than 10.75% (the “Floor”) and if the then applicable Interest Rate would be less than the Floor, the Interest Rate will be deemed to be the Floor for purposes of this Note and the other Credit Documents. Such interest shall be payable monthly, in arrears, on each Payment Due Date. Interest will accrue on the basis of a 360 day year and paid for actual days elapsed (including the first day but excluding the last day of such interest period).

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b.     The following definitions in Section 3 of each of the Notes are hereby amended to state as follows:

“Applicable Margin” means, initially, Two Point Two Five percent (2.25%) per annum and which will be increased by an additional Point One Five percent (.15%) per annum on each Applicable Margin Adjustment Date until the Interest Rate equals Fifteen percent (15.00%) per annum (the “Maximum Interest Rate”). If, at any time after the Maximum Interest Rate has been reached, the then applicable Interest Rate drops below the Maximum Interest Rate, then the Interest Rate shall be deemed to be the Maximum Interest Rate for purposes of this Note and the other Credit Documents.

“Applicable Margin Adjustment Date” means the 25th day of each calendar month, commencing with March 25, 2024.

3.   Borrower acknowledges and agrees that all references to the “Operating Agreements” in the Collateral Assignments of Membership Interests shall be deemed to include the Operating Agreements (as defined in each Collateral Assignments of Membership Interests, collectively, the “Operating Agreements”) as amended, restated, replaced, supplemented or otherwise modified from time to time; provided that, the foregoing shall not be deemed to be a consent to any amendment to the Operating Agreements not otherwise permitted under the Credit Documents. Borrower further acknowledges and agrees that Collateral (as defined in the Collateral Assignment of Membership Interest, the “LLC Pledged Collateral”) and Pledged Collateral include, without limitation;

(a)	all certificates or instruments representing the Ownership Interests pledged thereunder;

(b)	all right, title and interest of any pledging Entity Obligor under any limited liability company agreement, operating agreement, stockholders agreement, articles of incorporation, code of regulations, bylaws or like governing document, as applicable, for any Person whose Ownership Interests have been pledged to Oak Street pursuant to a Stock Pledge Agreement or Collateral Assignment of Membership Interest; and

(c)	all other rights and property from time to time received, receivable or otherwise distributed or distributable, in each case in respect of or in exchange for any or all of the LLC Pledged Collateral or Pledged Collateral.

III. CONDITIONS PRECEDENT

As a condition to the effectiveness of this Amendment, each of the following conditions precedent (the “Conditions Precedent”) shall have been satisfied:

1.   Other Amendment Documents. Oak Street shall have received, each in form and substance reasonably acceptable to Oak Street:

(a)     this Amendment duly executed by each Borrower;

(b)     an Amended and Restated Continuing Guarantee duly executed by each of Alexander C. Markowits and Craig M. Gould;

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(c)   a Continuing Guarantee duly executed by Holdings, KWAC and MHC;

(d)   a Stock Pledge Agreement duly executed by MHC and Craig M. Gould, including any applicable stock powers, and a duly executed corresponding Securities Control Agreement;

(e)   a Collateral Assignment of Membership Interest duly executed by KWAC, including any applicable membership interest powers;

(f)    Reaffirmations of Credit Documents duly executed by CLWM, IAA and each Fraud Guarantor other than Ryan Morfin;

(g)   all other documents, instruments and agreements deemed necessary or desirable by Oak Street to effect the amendments to the Borrowers’ credit facilities with Oak Street relative to the transactions contemplated by this Amendment;

(h)  evidence that this Amendment, the other Amendment Documents, and the transactions contemplated hereby and thereby were duly authorized by the board of directors, shareholders, managers, members or other applicable governing body of each Borrower and Guarantor (along with this Amendment and the foregoing documents in this Section 1(a) – (g), collectively, the “Amendment Documents”); and

(i)   Payment to Oak Street of amendment fee in the amount of $10,000.

2.  No Changes.

(a)   All corporate, limited liability company, governmental and other proceedings in connection with the transactions contemplated on the Effective Date shall have been completed to the reasonable satisfaction of Oak Street; and

(b)   No changes shall have occurred in the assets, liabilities, financial condition, business, or operations of any Borrower or Guarantor, and no changes shall have occurred in the projected assets, liabilities, financial condition, business, operations, or prospects of any Borrower or Guarantor, in each case, which could reasonably be expected to result in a Material Adverse Change, and Oak Street shall have completed such review of the status of all current and pending legal issues as Oak Street shall deem necessary or appropriate.

IV.        FEES AND POST-CLOSING COVENANT

1. (a) Borrower agrees to pay to Oak Street a fee equal to $140,000 (the “Deferred Fee”). The Deferred Fee shall be fully earned as of the Effective Date and, when paid, shall be non-refundable under all circumstances. The Deferred Fee shall be due and payable in the following amounts and at the following times: (i) $25,000, which is payable in full in cash on June 12, 2024 (the “June Deferred Fee”), and (ii) $115,000, which is payable in full in cash on August 12, 2024 (the “August Deferred Fee”); provided, that: (A) if all of the Obligations (other than contingent indemnification obligations for which no claims have been asserted) are paid in full in cash on or before June 11, 2024 then the June Deferred Fee and the August Deferred Fee shall be waived, and (B) if all of the Obligations (other than contingent indemnification obligations for which no claims have been asserted) are paid in full in cash after June 11, 2024, but before August 12, 2024, then the August Deferred Fee shall be waived, but, for the avoidance of doubt, the June Deferred Fee shall be due and payable; and

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(b)       Borrower will pay and reimburse Oak Street for the costs and expenses incurred by Oak Street in connection with this Amendment and the transactions contemplated hereby and in connection herewith, including reasonable attorneys’ fees, as payable pursuant to Section 9(a) of the Credit Agreement; provided that, nothing therein or herein shall require Oak Street to provide copies of any documents or details thereof that Oak Street deems to be subject to the attorney-client privilege in documenting any such fees and expenses.

2.       As further inducement to Oak Street to enter into this Amendment, Borrower agrees that on or before March 19, 2024, Borrower shall have obtained from at least one third party financial institution or other bona fide, third party Persons engaged in the business of commercial financing (each, a “Third Party Lender”) a term sheet duly executed by Borrower and such Third Party Lender, in form and substance reasonably acceptable to Oak Street in its sole discretion, evidencing such Third Party Lender’s agreement to proceed toward a refinancing by the Borrower. Any failure by Borrower to comply for any reason with any their obligations pursuant to this paragraph shall constitute an immediate Event of Default, time being of the essence.

3.       Borrower shall consummate, and provide evidence to Oak Street of, the Dissolutions no later than March 31, 2024 (or such later date as approved by Oak Street in its reasonable discretion).

4.       By no later than March 28, 2024, Borrower shall provide to Oak Street evidence that WRM is in good standing with the Secretary of State of Delaware.

5.       By no later than 5:00 pm EST on March 15, 2024, Borrower shall provide to Oak Street evidence that the Restructure has been completed and that the Securities Control Agreements have been submitted to CST (as defined in the Securities Control Agreements) for notation in its books and records, in each case, in form and substance satisfactory to Oak Street.

V. MISCELLANEOUS PROVISIONS

1.   The Borrower represents and warrants to, and covenant with, Oak Street that this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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2.    In addition to, and without limiting, any other provision of any Credit Document, the Borrower and Oak Street hereby expressly intend that this Amendment is in no way intended, nor shall it be construed to, (a) constitute the refinancing, refunding, payment or extinguishment of the obligations evidenced by the existing Credit Documents; (b) be deemed to evidence a novation of the Credit Documents or the outstanding balance of the Obligations; or (c) adversely affect, impair, or extinguish the creation, attachment, perfection or priority of the liens on the Collateral granted pursuant to any Security Agreement, Stock Pledge Agreement or Collateral Assignment of Membership Interest. Without limiting the generality of the foregoing, the Borrower ratifies and reaffirms any and all grants of liens to Oak Street on the Collateral under the Credit Documents as security for the Obligations and the Borrower acknowledges and confirms that the grants of the liens to Oak Street on the Collateral under the Credit Documents: (i) represent continuing liens on all of the Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first priority liens on all of the Collateral. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Credit Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto or thereto any rights, remedies, obligations or liabilities hereunder or thereunder.

3.    This Amendment, together with the Credit Agreement and the other Credit Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment. Except as specifically amended and/or supplemented by this Amendment or the other Credit Documents, all terms of the Credit Agreement and the other Credit Documents are ratified and confirmed and remain in full force and effect. In the event of a conflict between the terms of the Credit Agreement and the terms of this Amendment, the terms of this Amendment shall control. The Credit Agreement, as amended and supplemented by this Amendment, will be construed as one agreement. All references in any of the Credit Documents to the Credit Agreement will be deemed to be references to the Credit Agreement as amended and supplemented by this Amendment. All references in any of the Credit Documents to the other Credit Documents amended hereby will be deemed to be references to such Credit Documents as amended and supplemented by this Amendment. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions. This Amendment and the other Credit Documents may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof or thereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which, when together, shall constitute one and the same instrument, but none of which counterparts shall become effective unless and until this Amendment is signed by Oak Street and the Borrower.

4.     The parties agree that in order to induce Oak Street to enter into this Amendment and for value received, the receipt and sufficiency of which are hereby acknowledged, the Borrower for itself and its respective directors, officers, shareholders, members, parents, subsidiaries or affiliated entities, employees, agents, representatives, estates, predecessors, successors and assigns, hereby releases and forever discharges Oak Street, and its directors, officers, shareholders, parents, subsidiaries or affiliated corporations, employees, agents, attorneys, representatives, predecessors, successors and assigns (each, a “Released Party”), of and from any and all actions, causes of action, suits, proceedings, claims, demands, damages, costs, expenses and liabilities of any kind or nature whatsoever, whether known or unknown, against any and all of them, in each case, arising from, relating to or involving in any way, directly or indirectly, the Credit Documents and/or the subject matter of this Amendment occurring prior to the execution of this Amendment, other than any of the foregoing resulting from the gross negligence or willful misconduct of the Released Parties, as determined by a final, non-appealable order of a court of competent jurisdiction. The foregoing release (a) is in addition to any other release given by Borrower in favor of Oak Street, (b) is not intended to limit or restrict any other release given by Borrower to Oak Street, all of which remain in full force and effect and (c) shall survive payment in full of the Obligations (other than contingent indemnification obligations for which no claims have been asserted) and termination of the Credit Agreement.

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5.     The failure of any Entity Obligor to comply with any of the specific deadlines set forth in this Amendment shall be an immediate Event of Default without giving effect to any applicable grace or cure periods.

6.     Electronic Signature Acknowledgment. Signer agrees that an electronic signature, whether digital or encrypted, of such signer on this document is intended to authenticate this writing and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures, pursuant to Indiana Code § 26-2-8, et. seq., as amended from time to time.

[Signatures on following page.]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

[Borrower’s electronic signature on following pages]

OAK STREET:

OAK STREET FUNDING LLC

By:	/s/ Rick Dennen
Rick Dennen, CEO

Fifth Amendment to Master Credit Agreement and Amendment to Other Credit Documents – Signature Page

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BORROWER:

PKS Holdings, LLC

By:	/s/ Peter Purcell
Name: Peter Purcell
Title: CEO

Wentworth Management Services LLC

By:	/s/ Craig Gould
Name: Craig Gould
Title: President

PKS Advisory Services, LLC

By:	/s/ Pamela Young
Name: Pamela Young
Title: President

Wentworth Risk Management LLC

By:	/s/ Eric Retzlaff
Name: Eric Retzlaff
Title: President

Fifth Amendment to Master Credit Agreement and Amendment to Other Credit Documents – Signature Page

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Wentworth Financial Partners LLC

By:	/s/ Eric Retzlaff
Name: Eric Retzlaff
Title: President

PKS FINANCIAL SERVICES, INC.

By:	/s/ Eric Retzlaff
Name: Eric Retzlaff
Title: President

 Fifth Amendment to Master Credit Agreement and Amendment to Other Credit Documents – Signature Page